Exhibit 99.1

    ABCDE  Information as of September 30, 2015      Investor Presentation

 Safe Harbor Statement - Private Securities Litigation Reform Act of 1995  Cautionary Statement Concerning Forward-looking StatementsThis document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:  In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.    changes in general economic conditions;fluctuations in interest rates and levels of mortgage prepayments; the effectiveness of risk management strategies; the impact of differing levels of leverage employed; liquidity of secondary markets and credit markets; the availability of financing at reasonable levels and terms to support investing on a leveraged basis;the availability of new investment capital;the availability of suitable qualifying investments from both an investment return and regulatory perspective;  changes in legislation or regulation affecting Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Home Loan Bank system and similar federal government agencies and related guarantees; other changes in legislation or regulation affecting the mortgage and banking industries;changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities; changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; andincreases in costs and other general competitive factors.  2

Overview of Capstead Mortgage Corporation

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Company Summary	• Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT. • Our <u>sole</u> focus is on managing a leveraged portfolio of short-duration* agency-guaranteed (i.e. Fannie Mae, Freddie Mac and Ginnie Mae) residential ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk.

Proven Strategy of Efficiently Managing a Leveraged Portfolio of Short-Duration Agency-Guaranteed ARM Securities	• At September 30, 2015, our agency-guaranteed ARM securities portfolio stood at $13.96 billion, supported by $1.45 billion in long-term investment capital levered 8.80 times.
	• Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time:
	  ◦ allowing us to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates, and
	  ◦ resulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.
	• By virtue of being internally-managed and with our sole focus on agency-guaranteed securities, we are the most efficient mortgage REIT in the industry.

Experienced Management Team Aligned with Stockholders	• Our top four executive officers have over 100 years of combined mortgage finance industry experience. • We are internally-managed with low operating costs and a strong focus on performance-based compensation for our executive officers. • This structure greatly enhances the alignment of management interests with those of our stockholders.
Straight-forward Investment Strategy and Transparent Reporting	• This singular and straight-forward investment strategy, together with our use of cash flow hedge accounting allows for easily understood, transparent financial reporting, with limited use of non-GAAP financial measures. • Additional transparency is evident by virtue of our internally-managed structure – our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals. • We make every effort to provide additional analysis in our earnings reports, SEC filings and analyst presentations that tells our story in a complete and straight-forward fashion.

* *Duration is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.*

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 Capstead’s Economic Returns  As in 2013, we have outperformed most of our peers thus far in 2015 largely due to the relatively low interest rate risk inherent in our short-duration agency-guaranteed ARM portfolio. This has led to outperformance over both trailing 2 ¾ year and 3 ¾ year time periods relative to other mortgage REITs.   4  (a) Excludes $(0.28) per share one-time effect of preferred capital redemption and issuance transactions on book value in 2013. Including this nonportfolio-related charge, our economic returns were 1.0% in 2013, and 5.4% and 9.4% for the 2.75 and 3.75 year averages, respectively. (b) See our proxy statement for a list of our mortgage REIT peers.

 Quarterly Earnings, Dividends and Change in Book Value  5  In 2013 we moved from declaring common dividends pegged to each quarter’s expected earnings to establishing a more stable dividend policy. To this end, we paid a $0.31 dividend over the course of 2013, a $0.34 dividend during 2014, and a $0.31 dividend for the 1st and 2nd quarters of 2015. With higher than anticipated levels of mortgage prepayments during the 2nd and 3rd quarters, our current earnings did not keep pace with a $0.31 dividend run rate. As a result, our board reduced the common dividend to $0.26 for the 3rd quarter.Declines in our book value were relatively modest in Q2 and Q3 2015 and during the 2013 bond market ‘taper tantrum’ compared to other mortgage REITs with longer-duration portfolios.  * For presentation purposes, we adjusted our diluted EPS and related change in book value for Q2 2013 to exclude certain one-time effects of preferred capital redemption and issuance transactions totaling $(0.23) and $(0.28), respectively. These transactions, along with subsequent issuances of our 7.50% Series E preferred stock through a continuous offering program, replaced higher-cost preferred equity to the benefit of future earnings. See page 18 for further information and a reconciliation of diluted EPS to this presentation.

 Market Snapshot(dollars in thousands, except per share amounts)  6  In 2005 and 2006 we issued our 10-year fixed, 20-year variable-rate, unsecured borrowings through trust preferred vehicles. Utilizing forward-starting 20-year swaps, we have hedged the average cost of this capital down to 7.56% by the fall of 2016, an annual interest savings of $930,000, or $0.01 per common share.As of September 30, 2015.

 Capstead’s Prudent Use of Leverage  7  Portfolio and Portfolio Leverage  Portfolio leverage (secured borrowings divided by long-term investment capital) increased to 8.80 to one at quarter-end from 8.59 to one at December 31, 2014 primarily due to book value declines during the 2nd and 3rd quarter. In our view, borrowing at current levels represents an appropriate and prudent use of leverage for a short-duration, agency-guaranteed ARM securities portfolio in today’s market conditions.   Long-term Investment Capital

Capstead's Proven Short-Duration Investment Strategy

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At September 30, 2015 we financed our agency-guaranteed residential ARM securities with a combination of 30-90 day and longer-dated secured borrowings augmented with relatively low-cost two-year interest rate swap agreements for hedging purposes. Secured borrowings consist of "repo" borrowings and advances from the Federal Home Loan Bank ("FHLB") of Cincinnati.

Residential ARM Securities Portfolio

As of September 30, 2015



Current-Reset ARMs $8.01 Billion (cost basis)
58%
42%
Longer-to-Reset ARMs $5.71 Billion (cost basis)

Total: $13.72 Billion
(cost basis)

Secured Borrowings

As of September 30, 2015



Borrowings with rates effectively fixed by Currently-Paying Interest Rate Swaps $7.80 Billion
61%
Longer-Maturity Secured Borrowings $3.25 Billion
25%
9%
5%
Forward-starting Interest Rate Swap Positions $600 Million
Remaining Borrowings $1.10 Billion

Total: $12.75 Billion

- Our portfolio of agency-guaranteed ARM securities have **little, if any, credit risk** and are either currently resetting to more current rates at least annually or will begin doing so in five years or less.
- With an asset duration* of approximately 11¼ months at quarter-end, the value of **our portfolio is naturally less exposed to changes in interest rates than portfolios containing longer duration ARM or fixed-rate securities**. This relative stability affords us more flexibility in managing through periods of market stress. For instance, during 2013 our longer-duration peers were forced to sell assets to reduce leverage or otherwise reposition their portfolios in response to sharply higher rates, and suffered significant declines in book value. We actually increased our leverage during this period and did not sell any assets, strongly outperforming our peers.
- We have **long-term relationships with a variety of domestic and foreign lending counterparties** and at quarter-end had repo borrowings outstanding with 22 of these counterparties, in addition to $2.30 billion in advances with the FHLB of Cincinnati.
- We view the **FHLB of Cincinnati** as a significant new funding source that offers competitive lending opportunities on both a short-term and long-term basis that we began utilizing in August 2015.
- We routinely borrow for 30 to 90 days and extend the duration of our borrowings using relatively low-cost two-year pay interest rate swap agreements. When available at attractive levels, we also enter into longer-maturity secured borrowings. Together with portfolio-related swaps, our secured borrowings had a duration of 8¾ months at quarter-end, resulting in a **net duration gap of approximately 2½ months**.

* Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

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 Financing Spread AnalysisAs of September 30, 2015 (unaudited)  9  Cash yields on our portfolio of residential mortgage securities have remained relatively stable in 2015 (after years of declines) primarily due to increases in the underlying indexes (principally one-year LIBOR) in anticipation of Federal Reserve action to increase short-term interest rates. See page 10 for additional information. Mortgage prepayment levels directly impact our financing spreads because purchased investment premiums are amortized to earnings as portfolio yield adjustments. Mortgage prepayments are impacted by housing market conditions, including prevailing mortgage interest rates, as well as seasonal factors, in particular the summer home selling season. See page 11 for additional information.Unhedged repo borrowing rates increased four basis points during the 3rd quarter, largely attributable to market conditions, including expectations during the quarter for Federal Reserve action to raise short-term interest rates in the near term and a greater use of higher-rate, longer-maturity secured borrowings. Fixed swap rates continue trending higher as older, lower-rate swaps are replaced at higher rates.

 * Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of September 30, 2015. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect, as of September 30, 2015. Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of September 30, 2015.   Key Elements of Capstead’s ARM PortfolioAs of September 30, 2015 (dollars in thousands, unaudited)  10  NOTE: Excludes $4 million legacy portfolio of fixed-rate investments.  The quarter-end Net WAC* on our current-reset ARMs increased six basis points since year-end while the related quarter-end Fully Indexed WAC* has increased 23 basis points, primarily reflecting increases in the underlying six and 12 month indexes during this period. These underlying indexes have increased further since quarter-end. As overall interest rates increase, ARM loans underlying the portfolio can be expected to increase in coupon reflecting higher prevailing six and 12 month interest rates.

 Agency Mortgage Prepayment Speeds versus Capstead Prepayment Speeds  11  Published Agency Prepayment Speeds vs. CMO Prepayment Speeds (in CPR)  Quarterly mortgage prepayment levels are influenced by the availability of mortgage financing with attractive terms and the overall health of the housing markets, as well as routine seasonal factors. Generic agency ARM speeds increased from March through July before beginning to recede in August, reflecting low mortgage interest rates available earlier in the year. Higher prevailing interest rates in recent months and seasonal factors are allowing for significantly lower prepayment speeds in the fourth quarter.

 Capstead’s Stockholder Friendly Structure   12   * Expressed on an annualized basis as a percentage of average long-term investment capital.  Capstead is a clear leader among our mortgage REIT peers in terms of operating efficiency.We are internally-managed with lower operating costs than our mortgage REIT peers.Our board of directors and our senior executives are required to hold a significant amount of Capstead stock. Our executives’ pay structure is variable through compensation elements that focus on “pay for performance” as opposed to fees paid to an external manager that are based solely on capital under management.As a result, our executives are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees.

     Appendix  CAPSTEAD    13

Capstead's Third Quarter 2015 Highlights

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- Generated earnings of $21.1 million or $0.18 per diluted common share
- Paid common dividend of $0.26 per common share
- Book value decreased 2.8%, or $0.34 to $11.96 per common share
- Financing spreads on residential mortgage investments decreased 10 basis points to 0.74% reflecting higher mortgage prepayment levels and borrowing rates
- Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.96 billion and 8.80 times long-term investment capital, respectively
- Select comments from our October 28, 2015 earnings press release:
  - Mortgage prepayment levels have been elevated in recent quarters primarily as a result of lower mortgage rates available earlier in the year as well as seasonal factors. This has contributed to higher investment premium amortization and lower yields in the second and third quarters. Mortgage prepayment rates peaked at 23.93% CPR in July before beginning to subside, with October reported at 21.14% CPR. We anticipate mortgage prepayments to decline further over the winter months in part due to seasonal factors. This is expected to lead to lower investment premium amortization in the coming quarters and better financial results for the Company, provided mortgage interest rates do not decline considerably from current levels.
  - Current borrowing conditions are healthy with opportunities to secure additional longer-maturity, committed financing at attractive rates. In August, we began supplementing our borrowings under repurchase arrangements with advances from the FHLB of Cincinnati and as of September 30, 2015 these advances totaled $2.30 billion. Our future borrowing rates will be dependent on market conditions, including the availability of longer-maturity borrowings and interest rate swap agreements at attractive rates. During the current quarter portfolio leverage increased marginally to 8.80 to one at quarter-end from 8.76 to one at June 30, 2015. We are comfortable with this level of leverage given the current health and breadth of the financing market for agency-guaranteed mortgage securities and the composition of our portfolio.
  - Interest rates across the yield curve continued to be volatile in the third quarter. Uncertainty regarding the timing of the first increase in the federal funds rate in almost a decade contributed to this volatility and negatively affected our borrowing costs. Although many in the financial markets expected the initial rate hike to be in September, the Federal Open Market Committee ("FOMC") left rates unchanged at their September and October meetings. In remarks made after the September meeting, FOMC Chair Janet Yellen indicated that in spite of improvements in labor market conditions, inflation rates continued below target due to declines in energy and import prices. She also noted that heightened concerns about growth in China and other emerging markets had led to increased volatility in financial markets. In reaction to this decision and weakness in recent economic releases, market expectations of FOMC action to increase short-term interest rates by year-end have declined, with many market participants now predicting the initial rate increase to be implemented late in the first quarter of 2016.
  - Even with the interest rate volatility experienced thus far in 2015, for the twelve months ended September 30, 2015 we produced an economic return of 4.6% (consisting of cumulative common dividends of $1.22 per share offset by a $0.64 per share decline in book value per common share). While below our expectations, we believe this result compares favorably with economic returns produced by other mortgage REITs and speaks to the resiliency inherent in our short-duration ARM investment strategy. In conclusion, we remain confident in and focused on our investment strategy of managing a leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.

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 Capstead’s Condensed Quarterly Income Statements(dollars in thousands, except per share amounts, unaudited)  15  Consists principally of interest on unsecured borrowings.See page 18 for further information regarding this non-GAAP financial measure.

 Capstead’s Annual Income Statements – Five Years Ended 2014(dollars in thousands, except per share amounts, unaudited)  16     See page 18 for further information regarding these non-GAAP financial measures.

 Capstead’s Comparative Balance Sheets(dollars in thousands, except per share amounts, unaudited)  17

 Non-GAAP Financial MeasuresAs of September 30, 2015 (unaudited)  18  Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 transactions to redeem then-outstanding high-cost convertible preferred capital and issue our 7.50% Series E preferred shares. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance.   Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at an average borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

Experienced Management Team

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LISTED
NYSE

Over 100 years of combined mortgage finance industry experience.

- **Andrew F. Jacobs – President and Chief Executive Officer, Director**
  - Has served as president and chief executive officer since 2003 and has held various executive positions at Capstead since 1988
  - Previously served as a member of the Executive Board of the National Association of Real Estate Investment Trusts ("NAREIT") and as chairman of NAREIT's Council of Mortgage REITs; is a member of the Executive Committee of the Chancellor's Council of the University of Texas System; and is a member of the Advisory Council of the McCombs School of Business, the Advisory Council to the Department of Accounting at the McCombs School of Business, and the Executive Council of the Real Estate Finance and Investment Center, each at the University of Texas at Austin. Mr. Jacobs is a Certified Public Accountant ("CPA").
- **Phillip A. Reinsch – Executive Vice President and Chief Financial Officer, Treasurer and Secretary**
  - Has held various financial accounting and reporting positions at Capstead since 1993
  - Formerly employed by Ernst & Young LLP as an audit senior manager focusing on mortgage banking and asset securitization
  - CPA, Member AICPA, FEI, NACD
- **Robert A. Spears – Executive Vice President, Chief Investment Officer**
  - Has served in asset and liability management positions at Capstead since 1994
  - Formerly Vice President of secondary marketing with NationsBanc Mortgage Corporation
- **Roy S. Kim – Senior Vice President, Asset and Liability Management**
  - Joined Capstead in April 2015 augmenting our asset and liability management capabilities with primary responsibility for liability management
  - Has over 20 years experience in the mortgage finance industry, primarily in trading capacities with JP Morgan and Bank of America

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